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                                                                 EXHIBIT 10.5(c)

                              SUBLEASE AMENDMENT
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     THIS AGREEMENT, is made this 6th day of February 1998, by and between
Imperial Credit Industries, Inc., a California corporation, ("Sublessor") and Impac Mortgage Holdings, Inc., a Maryland corporation, ("Sublessee"), previously known as Imperial Credit Mortgage Holdings, Inc.


                                  WITNESSETH:

     WHEREAS, pursuant to a Sublease dated February 12, 1997, Sublessee entered into a Sublease with respect to a premises, commonly known as 20371 Irvine Avenue, Building "A", Santa Ana Heights, California and a further Sublease Amendment dated July 24, 1997.

     WHEREAS, the term of the Sublease is presently scheduled to expire on February 14, 1999.

     WHEREAS, the parties desire to provide for a further adjustment to the square footage occupied effective November 1, 1997.

     NOW, THEREFORE, the parties agree as follows:

     1. LEASED PREMISES. The parties agree that the Sublease area occupied by Impac Mortgage Holdings, Inc. is 33,438 rentable square feet.

     2. MONTHLY RENT. The parties agree that as of, November 1, 1997, the effective date of this Sublease Amendment, Sublessee shall pay to Sublessor a monthly rental in the amount of $39,162.46.

All other terms and conditions of the Master Lease dated January 2, 1992 and the Sublease dated February 12, 1997 shall remain the same.


SUBLESSOR:                             SUBLESSEE:

IMPERIAL CREDIT INDUSTRIES, INC.       IMPAC MORTGAGE HOLDINGS, INC.

BY: /s/ EDWARD L. POLLARD              BY: /s/ GRETCHEN D. BRUNK
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ITS: EVP                               ITS: Chief Accounting Officer
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DATE: 2/18/98                          DATE: 2-11-98
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